Exhibit 10.03

Execution Version

VOTING PROXY AGREEMENT

This PROXY AGREEMENT, dated as of September ___, 2020 (this “Proxy Agreement”), is between Christopher Lahiji (“Stockholder”) and Christopher Miglino, an individual or any successor (“Miglino”), in his capacity as Chief Executive Officer (“CEO”) of SRAX, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Company, Townsgate Merger Sub 1, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub 1”), LD Micro, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub 2”), LD Micro, Inc., a California corporation (“LD Micro”), and Christopher Lahiji, as the sole stockholder of LD Micro, have entered into that certain Agreement and Plan of Merger, dated as of even date herewith (the “Merger Agreement”), pursuant to which Merger Sub 1 will merge with and into LD Micro, with LD Micro surviving the merger, and then LD Micro will merge with and into Merger Sub 2, with Merger Sub 2 surviving the merger as a wholly owned subsidiary of the Company (collectively, the “Merger”) and pursuant to which all outstanding shares of LD Micro’s capital stock will be exchanged for shares of Class A common stock, par value $0.001 per share (the “Common Stock”), of the Company in accordance with the terms and conditions of the Merger Agreement;

WHEREAS, as of the Second Merger Effective Time (as defined in the Merger Agreement), the Stockholder will be the beneficial owner of 1,490,000 shares of Common Stock (the “Subject Securities”); and

WHEREAS, as an inducement to the Company to enter into the Merger Agreement and to issue the Subject Securities, the Company has required, and the Stockholder has agreed, to grant this proxy to Miglino, or any successor, in his capacity as CEO, with respect to the Subject Securities.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

VOTING PROXY

Section 1.01. Proxy.

(a) The Stockholder hereby (i) grants to, and appoints, Miglino, or any successor, in his capacity as CEO, the Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote all of the Subject Securities, (ii) revokes any and all proxies heretofore given in respect of the Subject Securities, and (iii) authorizes Miglino to file this Proxy Agreement and any substitution or revocation with the Company so that the existence of this Proxy Agreement is noted on the books and records of the Company. If requested, the Stockholder will execute supplementary proxies and consents to give effect to this Proxy Agreement in connection with any vote of capital stock of the Company. The power of attorney granted by the Stockholder herein is a durable power of attorney and shall survive the dissolution or bankruptcy of the Stockholder. Notwithstanding anything to the contrary in the foregoing, Miglino can transfer the rights set forth in Section 1.01 to a member of the Board of Directors of the Company (the “Board”) with the approval of the majority of the Board or to Miglino’s successor.

(b) The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.01 is given in connection with the execution of the Merger Agreement and the issuance of the Subject Securities, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and, except if this Agreement is terminated in accordance with Section 2.04 hereof, is intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law. If for any reason the proxy granted herein is not irrevocable, then the Stockholder agrees to vote the Subject Securities as instructed by the Board in writing.

(c) Until the termination of this Proxy Agreement in accordance with Section 2.04 hereof, the attorney-in-fact and proxy named above is hereby authorized and empowered by the Stockholder at any time after the date hereof to act as the Stockholder’s attorney-in-fact and proxy with respect to the Subject Securities and hereby agrees to vote the Subject Securities in favor of any stockholder proposals recommended by the Board, and to exercise all voting, consent and similar rights of the Stockholder with respect to the Subject Securities (including, without limitation, the power to execute and deliver written consents, if applicable), at every annual, special, adjourned or postponed meeting of the stockholders of the Company and in every written consent in lieu of such a meeting, if applicable, in connection with such stockholder proposals. The Stockholder shall not commit or agree to take any action inconsistent with the foregoing.

ARTICLE II

MISCELLANEOUS

Section 2.01. Effective Date. This Proxy Agreement shall become effective upon the date first written above.

Section 2.02. Applicable Law; Dispute Resolution. This Proxy Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflict of laws. The parties agree that irreparable damage would occur in the event any of the provisions of this Proxy Agreement were not performed in accordance with the terms hereof and that such damage would not be adequately compensable in monetary damages. Accordingly, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Proxy Agreement, to enforce specifically the terms and provisions of this Proxy Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware, in addition to any other remedies at law or in equity, and each party agrees it will not take any action, directly or indirectly, in opposition to another party seeking relief. Each of the parties hereto agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief. Furthermore, each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery or, to the extent that the Delaware Court of Chancery declines to exercise jurisdiction over the matter, other federal or state courts of the State of Delaware in the event any dispute arises out of this Proxy Agreement or the transactions contemplated by this Proxy Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Proxy Agreement or the transactions contemplated by this Proxy Agreement in any court other than the Court of Chancery or, to the extent that the Delaware Court of Chancery declines to exercise jurisdiction over the matter, other federal or state courts of the State of Delaware, and (d) each of the parties irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address set forth below the signature of such party or to such address as subsequently modified by written notice given in accordance with Section 2.05.

Section 2.03. Assigns. Subject to Section 1.01 hereof, this Proxy Agreement may not be assigned, whether outright or by operation of law, by any party hereto without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld.

Section 2.04. Entire Agreement; Termination. This Proxy Agreement contains the entire understanding among the parties hereto and supersedes all prior written or oral agreements among them respecting the within subject matter, unless otherwise provided herein. There are no representations, agreements, arrangements or understandings, oral or written, among the parties hereto relating to the subject matter of this Proxy Agreement that are not fully expressed herein. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate on December 31, 2022.

Section 2.05. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address set forth in this Section 2.05 or at such other address as the Company, Miglino or the Stockholder may designate by ten (10) days advance written notice to the other party hereto:

If to the Stockholder:

To the address set forth on the signature page hereto.

With a copy (that shall not constitute notice) to:

Mitchell Silberberg & Knupp LLP

2049 Century Park East, 18th Floor

Los Angeles, CA 90067

Facsimile: (310) 231-8302

E-mail:

Attention:

If to the Company or Miglino:

456 Seaton Street

Los Angeles CA 90013

Facsimile: N/A

E-mail:

Attention:

With a copy (that shall not constitute notice) to:

Silvestre Law Group, P.C.

2629 Townsgate Rd. #215

Westlake Village, CA 91361

Facsimile: (805) 553-9783

E-mail:

Attention:

Section 2.06. Waiver. No consent or waiver, express or implied, by any party to, or of any breach or default by another party in the performance of, this Proxy Agreement shall be construed as a consent to or waiver of any subsequent breach or default in the performance by such other party of the same or any other obligations hereunder.

Section 2.07. Counterparts. This Proxy Agreement may be executed in several counterparts, which shall be treated as originals for all purposes, and all counterparts so executed shall constitute one agreement, binding on all the parties hereto, notwithstanding that not all the parties are signatory to the original or the same counterpart. Any such counterpart shall be admissible into evidence as an original hereof against the person who executed it.

Section 2.08. Headings. The headings in this Proxy Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

Section 2.09. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

Section 2.10. Amendments and Waivers. The provisions of this Proxy Agreement may be modified or amended at any time and from time to time, and particular provisions of this Proxy Agreement may be waived or modified, with and only with an agreement or consent in writing signed by the Company, Miglino (or, if applicable, his duly appointed successor or any further successor thereto) and the Stockholder.

Section 2.11. Further Assistance. The parties hereto shall execute and deliver all documents, provide all information and take or refrain from all such action as may be necessary or appropriate to achieve the purposes of this Proxy Agreement.

Section 2.12. Third Party Beneficiary. The Company is an intended third party beneficiary of this Proxy Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Proxy Agreement has been signed by each of the parties hereto, and shall be effective as of the date first above written.

STOCKHOLDER

By:
Name:

Address:

E-mail:

CEO

Name:	Christopher Miglino
Title:	CEO

Acknowledged and Agreed:

SRAX, INC.

By:
Name:
Title:

[Signature Page to Voting Proxy Agreement]